___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 West Hillsboro Blvd. Building 3, Suite 207 Deerfield Beach, FL	33441
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 973-2133

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2011, Randall Appel and Lee R. Rice were dismissed from the Board of Directors of Alto Group Holdings, Inc. (the “Company”) by the affirmative vote of holders of a majority of the Company’s outstanding voting shares. Messrs. Appel and Rice were appointed to the Company’s Board of Directors in September 2011 and November 2009, respectively.

Also on November 5, 2011, Randall Appel was dismissed as the Company’s Chief Executive Officer, having been appointed in such role in September 2011. Mr. Appel submitted a letter in connection with his termination which is attached to this Current Report as Exhibit 99.1.

The Company disputes and denies any and all allegations made by Mr. Appel in his letter and believes they are without merit. Mr. Appel deliberately breached an agreement with Opiuchus Holdings, Inc. (“OHI”), a holder of a controlling voting interest in the Company’s shares, whereby such voting interest reverted to OHI. In addition, Mr. Appel refused to take any action to protect the interests of shareholders including, in particular, the maintenance of mining interests held by the Company. In addition, Mr. Appel has refused to provide information relating to a Company bank account controlled exclusively by Mr. Appel, as well as expenses related thereto, in violation of the Company’s controls and procedures and rules governing public companies. These actions formed the basis by which Mr. Appel was removed and replaced as the Chief Executive Officer of the Company.

On November 7, 2011, David Zimmerman resigned as an executive officer of the Company, having been appointed in such role in June 2011.

On November 5, 2011, the Board of Directors of the Company appointed Mark Klok as the Company’s Chairman and Chief Executive Officer. A summary of Mr. Klok’s background and business experience is as follows:

Mark Klok (35). Mr. Klok has served as a member of the Company’s Board of Directors since November 2009. From November 2009 until September 2011, he was the Chief Executive Officer of the Company, and from November 2009 until October 2011 he was the Chairman of the Board. He has over a decade of experience in a variety of mining exploration projects in both base metals and precious metals. He is versed in all aspects of exploration and mining having had a successful career in the exploration and development of gold and other minerals in Africa, Mexico, Columbia, Peru, and projects in North and South America. Mr. Klok is also the Chief Executive Officer of Fuelstream, Inc., a fuel transportation and logistics company and a filer of reports with the Securities and Exchange Commission (“Commission”) under the Securities Exchange Act of 1934 (“Exchange Act”). Since November 2009, Mr. Klok has also served as the Chief Executive Officer of Tidal Wave Holdings, Inc., a development-stage company that is seeking to acquire other companies or assets. From March 2009 to October 2010, he was the Chief Executive Officer of Nymet Holdings, Inc., an international commodity trading and recycling company based in New York. In June 2006, Mr. Klok became the President of Consolidated Mining and Minerals, Inc., certain assets of which were subsequently acquired in August 2007 by Hidalgo Mining, Inc. (“Hidalgo”), a mining exploration and development company with various mining interests in West Africa. Mr. Klok subsequently became the President of Hidalgo in September 2007, serving in this capacity until January, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 5, 2011, holders of a majority of the voting securities of the Company dismissed Randall Appel and Lee R. Rice from the Company’s Board of Directors as described in Item 5.02 above.

Item 9.01 Exhibits

99.1 Letter of Resignation for Randall Appel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: November 10, 2011	By:	/s/ Chene Gardner
Chene Gardner Chief Financial Officer